EXHIBIT 4.2

                                     BY-LAWS
                                       OF
                                  POPULAR, INC.


ARTICLE 1:   BOARD OF DIRECTORS

         1.1 The business and affairs of the Corporation shall be conducted under the authority of its Board of Directors. The directors shall be elected in the manner set forth in the Certificate of Incorporation of the Corporation.

         1.2 If for any reason or cause an election of directors is not held on the Annual Meeting of Stockholders, or at any adjournment thereof, such election may be held on any subsequent date at a special meeting of stockholders duly called for such purpose.

         1.3 Directors shall receive such reasonable compensation as may be established from time to time by the Board of Directors by resolution approved by an absolute majority thereof.

         1.4 The Board may hold such regular meetings as may be established from time to time by resolution approved by an absolute majority of the Board. Once regular meetings are convened as established herein, notice thereof need not be given. The Board may hold such extraordinary meetings as may be convened by the Chairman of the Board, by the President or which may be required by at least three (3) directors. Such regular or extraordinary meetings may be held at the Corporation's principal office, at any other place or places within or without Puerto Rico, or by such other means as permitted by law.

         When required notices of meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before such day of meeting. Whenever notice of any meeting of the Board of Directors is required to be given under any provision of law, the Certificate of Incorporation or the By-Laws, a written waiver thereof signed by the director entitled to notice, whether before, at, or after the time of such meeting, shall be deemed equivalent to notice. Attendance of a director at any meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully called or convened.

         1.5 The quorum at any meeting of the Board of Directors shall consist of a majority of the total number of directors. The vote of a majority of the directors present at




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a meeting at which a quorum is present shall be the act of the Board unless the
Certificate of Incorporation or these By-Laws shall require a vote of a greater number.


ARTICLE 2:   MEETINGS OF STOCKHOLDERS

         2.1 An Annual Meeting of Stockholders shall be held not later than the fifth month following the end of the fiscal year of the Corporation at a place, date and time fixed by the Board of Directors.

         2.2 Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. The notice of such special meetings shall specify the purpose or purposes for which the meeting is called.

         2.3 All meeting of stockholders shall be convened by delivering a notice to each holder or shares entitled to vote, not less than thirty (30) days before the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the Stock Book of the Corporation, with postage thereon prepaid.

         2.4 A majority of the outstanding shares of the Corporation entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If no quorum is present, the meeting shall be adjourned from time to time without further notice until a date not less than eight (8) days after the date for which the first meeting was called. Such adjourned meeting shall be held and shall be lawfully organized whatever the number of shares entitled to vote may be represented therein, and any business may be transacted which might have been transacted at the meeting as originally noticed.

         2.5 Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

               2.5.1 A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing


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     his or her signature to be affixed to such writing by any reasonable  means including, but not limited to, by facsimile signature.

               2.5.2 A stockholder  may authorize  another  person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, Internet or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, Internet or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, Internet or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, Internet or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

               Directors shall be elected by a majority of the votes cast by Stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

               Shares with respect to which a broker, financial institution or other nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter ("broker non-votes"), will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum as determined in Section 2.5 of these By-Laws.

         2.6 The Chairman of the Board of Directors shall preside at any meeting of stockholders and shall conduct such proceedings as are customary in this kind of meeting, procuring at all times order and impartiality in the debates.

         2.7 During the Annual Meeting of Stockholders, the financial statements of the Corporation shall be presented to the stockholders for their approval, and the directors shall provide such explanations as may be reasonably requested by the stockholders regarding such statements as well as the operations of the Corporation during the year.


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ARTICLE 3:   OFFICERS AND EMPLOYEES

         3.1 The Board shall appoint one of its members to be the Chairman of the Board, to serve at the pleasure of the Board. He shall preside at all meetings of the Board and of the stockholders. He shall also have and may exercise such executive powers and duties as pertain to the office of Chairman of the Board, or as from time to time may be conferred upon, or assigned to, him by the Board.

         3.2 The Board shall appoint one of its members to be the President of the Corporation, to serve at the pleasure of the Board. In the absence of the Chairman, the President shall preside at any meetings of the Board and of the stockholders. He shall also have and may exercise such further powers and duties as pertain to the office of President of the Corporation, or as from time to time may be conferred upon, or assigned to, him by the Board.

         3.3 The Board of Directors may appoint from among its members one or more Vice Chairmen to serve at the pleasure of the Board. Each Vice Chairman shall have such powers and duties as may be assigned to him by the Board.

         3.4 The Board shall appoint a Secretary. The Secretary shall keep the minutes of the meetings of the Board and of the stockholders. He or one of the Assistant Secretaries shall see that proper notices are given of all meetings of which notice is required. The Secretary shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments properly executed on behalf of the Corporation; and generally, shall perform such other duties as may be prescribed from time to time by the Board, the Chairman or the President.

         3.5 The Board shall appoint one or more Assistant Secretaries. The Assistant Secretaries shall perform such duties as shall be prescribed by the Board, The Chairman, the President or the Secretary.

         3.6 The Board may appoint such other officers (who need not be directors) and attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board or the President.


ARTICLE 4:   CERTIFICATES AND TRANSFERS OF STOCK

         4.1 Certificates  for Shares.  Subject  to the second paragraph of this
Section 4.1, every holder of shares of stock of the Corporation shall be entitled to have a certificate


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representing  all  shares to which he is  entitled.  The  certificates  shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary. Such signatures may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. The certificates representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

         4.2 Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate in the case of uncertificated securities, or by attorney lawfully constituted in writing, and, in the case of certificated securities, upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfers shall have been made upon the records of the Corporation.

         4.3 With respect to voting rights, the shares of stock shall be considered indivisible. In the case of shares belonging to several persons collectively, the co-owners shall appoint a representative to act on behalf of the group.

         4.4 If the loss, theft or destruction of a Certificate is reasonably established before the Board of Directors, the latter may authorize the issuance of a duplicate, provided the concerned stockholder presents before the Board of Directors a sworn statement in which the stockholder describes circumstances surrounding the loss, theft or destruction of said Certificate, and if the Board of Directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in such sum as it may direct as indemnity against any claim which may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

               The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated securities. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by uncertificated shares, shall be entitled upon request, to a certificate in the form set forth in the first paragraph of this Section 4.1.


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         4.5 The Board of Directors may, in its discretion,  appoint one or more banks or trust companies in any such city or cities as the Board of Directors may deem advisable, including any banking subsidiaries of the Corporation, from time to time, to act as Transfer Agents and Registrars of the stock or other securities of the Corporation; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Agents and registered by one of such Registrars.

         4.6 The Board of Directors may close the Stock Book in their discretion for a period not exceeding fifty (50) days preceding any meeting of the Stockholders, or the day appointed for the payment of dividends.


ARTICLE 5:   WAIVER OF NOTICE

         5.1 Any stockholder, director or officer may waive, in writing, any notice required to be given under these By-Laws.


ARTICLE 6:   FISCAL YEAR

         6.1 The fiscal year of the Corporation shall commence on the first day of January and shall end on the thirty-first day of December of each year.


ARTICLE 7:   PROFITS AND DIVIDENDS

         7.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

         7.2 Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the Corporation available for dividends as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and, the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


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ARTICLE 8:   SEAL

         8.1 The corporate seal shall have inscribed thereon the name of the Corporation and the words "Commonwealth of Puerto Rico". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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